Exhibit 99.4
PROXY
     BE IT KNOWN, that we, MARGARET E. HAVERTY GLOVER, JANE MIDDLETON HAVERTY, MARY ELIZABETH HAVERTY BOUSSON, a/k/a Mary E. Haverty Mutter, and BEN MUNNERLYN HAVERTY, the undersigned four of five Co-Trustees of the Mary E. Haverty Foundation (the “Foundation”), which Foundation is a Shareholder of Haverty Furniture Companies, Inc., a Georgia corporation (the “Corporation”), hereby constitute and appoint RAWSON HAVERTY, JR., the fifth Co-Trustee of the Foundation, as our true and lawful attorney and agent for us and in our name, place and stead as Co-Trustees of the Foundation, as our proxy to attend and speak at any Meeting of the Shareholders of the Corporation and to vote or abstain from voting all of the shares of the Corporation held by the Foundation at any Meeting of the Shareholders of the Corporation for the transaction of any business which may legally come before such meeting, and to act as fully as we could if personally present; and we herewith revoke any other proxy heretofore given.
     WITNESS my hand and seal this 20th day of March, 2007

/s/ MARGARET E. HAVERTY GLOVER MARGARET E. HAVERTY GLOVER Co-Trustee of the Mary E. Haverty Foundation

     WITNESS my hand and seal this 20th day of March, 2007

/s/ JANE MIDDLETON HAVERTY

JANE MIDDLETON HAVERTY
Co-Trustee of the Mary E. Haverty Foundation

     WITNESS my hand and seal this 20th day of March, 2007

/s/ MARY ELIZABETH HAVERTY~BOUSSON

MARY ELIZABETH HAVERTY~BOUSSON,
a/k/a Mary E. Haverty Mutter,
Co-Trustee of the Mary E. Haverty Foundation

     WITNESS my hand and seal this 20th day of March, 2007

/s/ BEN MUNNERLYN HAVERTY

BEN MUNNERLYN HAVERTY
Co-Trustee of the Mary E. Haverty Foundation